Exhibit 10.9

Registration And Qualification

Rights Agreement

Dated as of April 1, 2008

by and between

AbitibiBowater Inc.

and

Fairfax Financial Holdings Limited

Execution Version

REGISTRATION AND QUALIFICATION RIGHTS AGREEMENT

This Registration and Qualification Rights Agreement (this “Agreement”) is made and entered into this 1st day of April, 2008, between AbitibiBowater Inc., a Delaware corporation (the “Company”) and Fairfax Financial Holdings Limited, a corporation incorporated under the laws of Canada (the “Purchaser”).

This Agreement is made pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated March 24, 2008, between the Company and the Purchaser, which provides for the sale by the Company to the Purchaser of $350,000,000 aggregate principal amount of the Company’s 8% Convertible Notes due 2013 (the “Notes”). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration and qualification rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of l934, as amended from time to time.

“Canadian Prospectus” shall mean any short form or long form prospectus, as the case may be (and includes an MJDS Prospectus), prepared in accordance with the Canadian Securities Laws which qualifies the distribution of any Registrable Securities, and all amendments and supplements to any such Canadian Prospectus, in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Canadian Securities Laws” shall mean the applicable securities laws, regulations and rules of each of the provinces and territories of Canada, the policy statements, rules, orders and companion policies of or administered by the Canadian Securities Regulators, and applicable discretionary rulings or orders issued by the Canadian Securities Regulators pursuant to such laws, regulations, rules and policy statements (to the extent that such ruling or order has been issued to the Company, the Purchaser, a Holder or an underwriter in connection with a disposition of Registrable Securities), all as amended and in effect from time to time.

“Canadian Securities Regulators” shall mean the British Columbia Securities Commission; the Alberta Securities Commission; the Saskatchewan Financial Services

Commission; The Manitoba Securities Commission; the Ontario Securities Commission; L’Autorité des marchés financiers du Québec; the Nova Scotia Securities Commission; the Securities Commission of Newfoundland and Labrador; the New Brunswick Securities Commission; the Registrar of Securities, Prince Edward Island; the Registrar of Securities, Yukon, the Registrar of Securities, Northwest Territories; the Registrar of Securities, Nunavut; any successor entity to such a securities regulatory authority; and any other person performing similar functions under the Canadian Securities Laws.

“Closing Date” shall have the meaning given to it in the Purchase Agreement.

“Common Stock” shall mean any shares of common stock, par value $1.00 per share, of the Company.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Effectiveness Period” shall have the meaning set forth in Section 2.1(c) herein.

“Holder” shall mean the Purchaser, for so long as they own any Registrable Securities, and their successors, assigns and direct and indirect transferees who become owners, beneficial or otherwise, of Registrable Securities.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Section 2.1(g) herein.

“Majority Holders” shall mean the Holders of a majority of the issued and outstanding Registrable Securities.

“MJDS” shall mean the multijurisdictional disclosure system established pursuant to NI – 71 - 101.

“MJDS Prospectus” shall mean a Prospectus that contains the additional information, legends and certificates required by, and otherwise complies with the disclosure requirements of, NI – 71 – 101.

“NI – 71 – 101” shall mean National Instrument 71 – 101 – The Multijurisdictional Disclosure System adopted by the Canadian Securities Regulators.

“Offering Documents” shall mean any Canadian Prospectus and/or Shelf Registration Statement.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement

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with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Purchaser” shall have the meaning set forth in the preamble.

“Questionnaire” shall have the meaning set forth in Section 2.1(e) herein.

“Registrable Securities” shall mean the shares of Common Stock into which the Notes are convertible; provided, however, that such shares of Common Stock shall cease to be Registrable Securities when (i) an Offering Document with respect to the sale of such securities shall have been qualified under the Canadian Securities Laws and/or has become or has been declared effective under the 1933 Act, and such securities shall have been disposed of in accordance with or pursuant to such Offering Document, (ii) such shares of Common Stock have been or may be sold without limitation to the public pursuant to Rule 144 under the 1933 Act and pursuant to prospectus and registration exemptions under the Canadian Securities Laws, and following such sale, any certificates evidencing such securities shall not bear any legend restricting transfer and such securities shall be freely transferable in Canada and the United States without compliance with any prospectus delivery or investor suitability requirement, or (iii) such shares of Common Stock shall have ceased to be outstanding.

“Registration Default” shall have the meaning set forth in Section 2.3(b) herein.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, whether or not a Shelf Registration Statement becomes effective, including without limitation: (i) all Canadian Securities Regulators’, SEC, stock exchange or The Financial Industry Regulatory Authority (“FINRA”) and other qualification, registration and filing fees, including, if applicable, the reasonable and documented fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of FINRA, (ii) all fees and expenses incurred by the Company in connection with compliance with federal, state, provincial or territorial securities or blue sky laws and compliance with the rules of FINRA (including reasonable and documented fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with FINRA), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any Canadian Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred by the Company in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) the fees and disbursements of counsel for the Company (including the fees and disbursements of lead Canadian counsel to the

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Company and any required local counsel in each province and territory of Canada, and including fees and disbursements with respect to the translation and preparation of any French language version of a Canadian Prospectus) and of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vi) the reasonable and documented fees and expenses of any escrow agent or custodian, (vii) the reasonable and documented fees and expenses of a single US and single Canadian counsel to the Holders in connection with the Offering Document, which counsel shall be selected by the Majority Holders, and (viii) any fees and expenses of any special experts retained by the Company in connection with any Offering Document, but excluding any fees, discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and stock transfer taxes applicable to the sale of Registrable Securities, which shall be borne by the Holders pro rata on the basis of the number of Registrable Securities so qualified or registered on their behalf, and the fees and expenses of any counsel to the Holders, except as provided for in clause (vii) above.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration and/or qualification for distribution effected pursuant to Section 2.1 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Suspension Period” shall have the meaning set forth in Section 2.3(b) herein.

2. Registration Under the 1933 Act and Qualification.

2.1 Shelf Registration.

(a) The Company shall, at its cost, no later than 60 days after the Closing Date, file with the SEC, and thereafter shall use its commercially reasonable efforts to cause to be declared effective as promptly as practicable but no later than 120 days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the information pursuant to Section 2.1(e).

(b) The Company shall, at its cost, no later than 60 days after the Closing Date, file with the Canadian Securities Regulators a preliminary Canadian Prospectus and thereafter shall use its commercially reasonable efforts to file with the Canadian Securities Regulators a final Canadian Prospectus as promptly as practicable but no later than 120 days after the Closing Date, relating to the offer and sale of the Registrable Securities by the Holders that have provided the information pursuant to Section 2.1(e).

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(c) The Company shall, at its cost, use its commercially reasonable efforts, subject to Section 2.3(b), to keep the Offering Document continuously effective in order to permit the Prospectus or the Canadian Prospectus, as applicable, forming part thereof to be usable by Holders (i) for a period of ten years from the date of effectiveness in the United States and ten years from initial qualification by a final Canadian Prospectus, in Canada, or (ii) for such shorter period that will terminate (A) when all Registrable Securities covered by the Offering Document have been sold pursuant to the Offering Document, (B) when the Holders are able to sell or transfer to the public all Registrable Securities immediately without restriction pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act and without the requirement for a prospectus and compliance with the registration requirements pursuant to the Canadian Securities Laws, and following such sale, any certificates evidencing such securities shall not bear any legend restricting transfer and such securities shall be freely transferable in Canada and the United States without compliance with any prospectus delivery or investor suitability requirement or (C) when all Registrable Securities cease to be outstanding or otherwise cease to be Registrable Securities (the “Effectiveness Period”).

(d) Notwithstanding any other provisions hereof, the Company shall use its commercially reasonable efforts to provide that (i) any Offering Document complies in all material respects with the 1933 Act and the rules and regulations thereunder and applicable Canadian Securities Laws, (ii) any Offering Document and any amendment thereto does not, when it becomes effective or is filed with a regulatory authority, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, any Canadian Prospectus, and any supplement to such Prospectus or Canadian Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Offering Document pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in a customary form to be provided by the Company (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Offering Document and in any application to be filed with or under state securities laws or applicable Canadian Securities Laws. At least 30 days prior to the filing of the Offering Document, the Company will provide notice to the Holders of its intention to file the Offering Document. In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of the Shelf Registration Statement or the Canadian Prospectus at the time the Registrable Securities are qualified for distribution in Canada, each Holder must, before the filing of the Shelf Registration Statement and of the Canadian Prospectus and no later than the 20th day after being notified of the Company’s intention to file, furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing and the Company shall include the information from the

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completed Questionnaire and such other information, if any, in the Offering Documents in a manner so that upon effectiveness of the Shelf Registration Statement or qualification for distribution in Canada of the Registrable Securities the Holder will be permitted to deliver the Prospectus and/or the Canadian Prospectus to purchasers of the Holder’s Registrable Securities. From and after the date that the Shelf Registration Statement is first declared effective by the SEC or from and after that date of initial qualification by a final Canadian Prospectus in Canada, as applicable, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its commercially reasonable efforts to file within 10 business days any amendments or supplements to the applicable Offering Document necessary for such Holder to be named as a selling securityholder in the Prospectus and/or Canadian Prospectus contained therein to permit such Holder to deliver the Prospectus and/or Canadian Prospectus to purchasers of the Holder’s Securities (subject to the Company’s right to suspend the Offering Document as described in Section 2.3(b) below). Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(e), will not be named as selling securityholders in the Prospectus and/or Canadian Prospectus, as applicable. Each Holder named as a selling securityholder in the Prospectus and/or Canadian Prospectus, as applicable, agrees to promptly furnish to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing.

(f) Each Holder agrees not to sell any Registrable Securities pursuant to an Offering Document without delivering, or causing to be delivered, as may be required by applicable law, a Prospectus or a Canadian Prospectus, as applicable, to the purchaser thereof and, following termination of the Effectiveness Period, to notify the Company, within ten days of a written request by the Company, of the amount of Registrable Securities sold pursuant to the Offering Document and, in the absence of a response, the Company may assume that all of such Holder’s Registrable Securities have been so sold; provided that the Company shall use reasonable efforts to confirm that all of such Holder’s Registrable Securities have been so sold prior to making such assumption.

(g) The Company represents and agrees that, unless it obtains the prior consent of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the approval of the counsel for the Holders of such Registrable Securities or the consent of the managing underwriter in connection with any underwritten offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Shelf Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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The Company agrees to make all necessary filings (including any amendments to the Canadian Prospectus) with the Canadian Securities Regulators required under Canadian Securities Laws to permit the use of any such Issuer Free Writing Prospectus.

The Company will not permit any securities other than Registrable Securities to be included in the Offering Document. The Company agrees to supplement or amend the Offering Document if required by the rules, regulations or instructions applicable to the registration form or prospectus used by the Company if required by the 1933 Act or the Canadian Securities Laws, or to the extent the Company does not reasonably object, as reasonably requested in writing by the Holders with respect to information relating to the Holders, and to furnish to the Holders of Registrable Securities that are covered under such Offering Document copies of any such supplement or amendment promptly after its being used or filed with the SEC and/or Canadian Securities Regulators in such amounts as they may reasonably request.

2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration or qualification for distribution pursuant to Section 2.1. Each Holder shall pay all fees, discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities, and stock transfer taxes applicable to the sale of Registrable Securities, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Offering Document.

2.3 Effectiveness. (a) The Company will be deemed not to have used its commercially reasonable efforts to cause the Offering Document to become, or to remain, effective or to qualify the distribution of the Registrable Securities or to keep such distribution qualified in Canada during the requisite period (subject to Section 2.3(b)) if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Shelf Registration Statement not being declared effective or in any such distribution not being qualified or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

(b) The Registration Statement or the Canadian Prospectus filed pursuant to Section 2.1 hereof will not be deemed to have become effective under the 1933 Act or qualified under the Canadian Securities Laws unless it has been declared effective by the SEC or have become automatically effective under the 1933 Act and/or it has been filed and a final receipt obtained therefor under the Canadian Securities Laws, as applicable; provided, however, that if, after it has been declared effective or qualified under the Canadian Securities Laws, the offering of Registrable Securities pursuant to a Shelf Registration Statement or Canadian Prospectus is interfered with by any stop order, cease trade order, injunction or other order or requirement of the SEC and/or requirement under the Canadian Securities Laws or of any Canadian Securities Regulator, as applicable, or any other governmental agency or court, such Offering Document will be deemed not to have become effective or qualified under the Canadian Securities Laws during the period of such interference, until the offering of Registrable Securities pursuant to such Offering Document may legally resume.

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2.4 Interest. In the event that (a) a Shelf Registration Statement is not filed with the SEC and a receipt for a preliminary Canadian Prospectus is not obtained from the Canadian Securities Regulators (i) on or before the 60th calendar day following the Closing Date, (b) a Shelf Registration Statement is not declared effective and a receipt for a final Canadian Prospectus is not obtained from the Canadian Securities Regulators on or prior to the 120th calendar day following the Closing Date, (c) after effectiveness, subject Section 2.5, the Shelf Registration Statement or the final Canadian Prospectus ceases to be effective or fails to be usable by the Holders without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the 1934 Act or an amendment or supplement filed with the Canadian Securities Regulators pursuant to Canadian Securities Laws that immediately cures the failure to be effective or usable, or (d) the Prospectus or the Canadian Prospectus is unusable by the Holders for any reason, and the Suspension Period (as defined in Section 2.5 hereof) exceeds the number of days set forth in Section 2.5 (each such event being a “Registration Default”), additional interest (“Additional Interest”) will accrue at a rate per annum of one-quarter of one percent (0.25%) of the principal amount of the Notes for the first 90-day period from the day following the Registration Default, and thereafter at a rate per annum of one-half of one percent (0.50%) of the principal amount of the Notes; provided that in no event shall Additional Interest accrue at a rate per annum exceeding one half of one percent (0.50%) of the principal amount of the Notes. Upon the cure of all Registration Defaults then continuing, the accrual of Additional Interest will automatically cease and the interest rate borne by the Notes will revert to the original interest rate at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement, the Prospectus or the Canadian Prospectus is not effective or is unusable. Holders who have converted Notes into Common Stock will not be entitled to receive any Additional Interest with respect to such Common Stock or the issue price of the Notes converted.

The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Notes, on or before the applicable semiannual interest payment date, in immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable in arrears on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the Registration Default to but excluding the day on which the Registration Default is cured.

A Registration Default under clause (a) above shall be cured on the date that the Registration Statement is filed with the SEC and a receipt for a preliminary Canadian Prospectus is obtained from the Canadian Securities Regulators. A Registration Default under clause (b) above shall be cured on the date that the Shelf Registration is declared effective by the SEC or deemed to become automatically effective under the 1933 Act and a receipt for a final Canadian Prospectus is obtained from the Canadian Securities Regulators. A Registration Default under clauses (c) or (d) above shall be cured on the date an amended Shelf Registration Statement is declared effective by the SEC or deemed to become automatically effective under the 1933 Act, or the Company otherwise declares the Shelf

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Registration Statement, the Prospectus, as applicable, and the Canadian Prospectus useable. The Company will have no liabilities for monetary damages other than the Additional Interest with respect to any Registration Default.

2.5 Suspension. Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus or Canadian Prospectus, without being deemed in violation of any other provision hereof, for a period not to exceed 45 calendar days in any three-month period, or an aggregate of 120 calendar days in any twelve-month period, (each, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation proposed or pending corporate developments and similar events or because of filings with the SEC or Canadian Securities Regulators, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus or Canadian Prospectus, except as required by applicable law.

3. Registration and Qualification Procedures.

In connection with the obligations of the Company with respect to the Shelf Registration, the Company shall, subject to the rights of the Company to invoke and maintain a Suspension Period in accordance with Section 2.3(b) without being in violation of any of the provisions hereunder:

(a) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the applicable requirements of Regulation S-T under the 1933 Act, if any, and use commercially reasonable efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the Canadian Securities Regulators a Canadian Prospectus, within the relevant time period specified in Section 2, on the appropriate form under the Canadian Securities Laws, which form (i) shall be available for the sale of the Registrable Securities by the selling Holders thereof, (ii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Canadian Securities Laws to be filed therewith or incorporated by reference therein, and (iii) shall comply in all respects with the applicable requirements of Canadian Securities Laws, including the requirements of National Instrument 44-102 – Shelf Distributions, and use commercially reasonable efforts to cause such Canadian Prospectus to qualify for distribution in Canada the Registrable Securities and to keep such distribution qualified in Canada in accordance with Section 2 hereof;

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(c) prepare and file with the SEC and/or the appropriate Canadian Securities Regulators, as applicable, such amendments and supplements to such Offering Document used in connection therewith as may be necessary under applicable law (i) to keep such Offering Document continuously effective and/or qualified for the Effectiveness Period, subject to Section 2.3(b); (ii) to cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act; and (iii) to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder and the Canadian Securities Laws, as applicable, required to enable the disposition of all Registrable Securities covered by the Offering Document in accordance with the intended method or methods of distribution by the selling Holders thereof;

(d) (i) notify each Holder of Registrable Securities of the filing of an Offering Document with respect to the Registrable Securities; (ii) furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(e) and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, electronic copies (including copies of any French language version of such document) of such Offering Document , each amendment and supplement thereto (in each case including all exhibits), each Prospectus included in such Offering Document, including each preliminary Prospectus, and any amendment or supplement thereto, if applicable, in conformity with the requirements of the 1933 Act and/or the Canadian Securities Laws, as applicable, and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the unrestricted public sale or other disposition of the Registrable Securities owned by such selling Holder; and (iii) subject to Section 2.3(b) hereof and to any notice by the Company in accordance with Section 3(f) hereof of the existence of any fact of the kind described in Sections 3(f)(ii), (iii), (iv), (v) and (vi) hereof, hereby consent to the use in accordance with applicable law of each such Offering Document (or amendment or post-effective amendment thereto) and each such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities that has provided the information required by Section 2.1(e) in connection with the offering and sale of the Registrable Securities covered by such Offering Document;

(e) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Offering Document under all applicable securities or “blue sky” laws of such jurisdictions (in Canada and the United States only) as any Holder of Registrable Securities covered by such Offering Document and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

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(f) notify promptly each Holder of Registrable Securities under an Offering Document that has provided the information required by Section 2.1(e) and, if requested by such Holder, confirm such advice in writing promptly;

(i) when the Offering Document, any pre-effective amendment or any prospectus supplement related thereto or post-effective amendment to the Offering Document or amendment or supplement to the Canadian Prospectus has been filed and, with respect to the Offering Document or any post-effective amendment or amendment to the Canadian Prospectus, when the same has become qualified or effective;

(ii) of any written comments from the SEC or any of the Canadian Securities Regulators or any state, provincial or territorial securities or “blue sky” authority in response to any filing and of any request by the SEC or any of the Canadian Securities Regulators for any amendments or supplements to the Offering Document or for additional information;

(iii) of the issuance by the SEC, by any Canadian Securities Regulators or any state, provincial or territorial securities authority of any stop order or cease trade order suspending or enjoining the use of or the effectiveness of the Offering Document or the initiation of any proceedings for that purpose;

(iv) of the happening of any event or the discovery of any facts during the Effectiveness Period which results in (A) the Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Offering Document or Canadian Prospectus, if applicable, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading;

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification or registration or exemption of any Registrable Securities for sale under the applicable securities laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(vi) of any determination by the Company that a post-effective amendment to an Offering Document or an amendment to the Canadian Prospectus would be appropriate, other than a post-effective amendment solely to add selling Holders;

(g) furnish to each Purchaser on behalf of the Holders of Registrable Securities and to special counsel to the Purchaser (i) copies of any comment letters received from the SEC or any Canadian Securities Regulator with respect to a Shelf Registration Statement or Canadian Prospectus, and, if requested, with respect to any documents incorporated therein and (ii) any other request by the SEC, any Canadian Securities Regulator or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or Canadian Prospectus or for additional information with respect to the Shelf Registration Statement and Prospectus or Canadian Prospectus;

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(h) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of or the qualification for distribution by an Offering Document at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of such order;

(i) furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(e), and each underwriter, if any, without charge, at least one original manually-signed copy or conformed copy of each Offering Document and any amendments, supplements or post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(j) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Registrable Securities to be sold and enable such Registrable Securities to be registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(k) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(f)(ii), (iii), (iv), (v) and (vi) hereof, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to prepare an amendment, supplement or post-effective amendment to the Offering Document or related prospectus or any document incorporated therein by reference or file any other required document so that, (i) such Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Canadian Prospectus or Prospectus, as applicable, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading . At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of Registrable Securities covered by such Offering Document of such determination and to furnish each Holder such reasonable number of copies of the Offering Document as amended or supplemented, as such Holder may reasonably request;

(l) no less than three business days prior to the filing of any Offering Document, any amendment or supplement to an Offering Document (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), provide copies of such document to the Purchaser on behalf of such Holders, and make representatives of the Company, as shall be reasonably requested by special counsel to the Holders of Registrable Securities or the Purchaser on behalf of such Holders, available for discussion of such document;

(m) enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all other customary and appropriate actions, if any, as the Majority Holders shall reasonably request in writing in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to:

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(i) obtain opinions of counsel to the Company (including an opinion of lead Canadian counsel to the Company and any required local counsel in each province and territory of Canada, and a translation opinion in respect of any French language version of a Canadian Prospectus) and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters set forth in the opinions of such counsel delivered at the Closing Date and as are customarily covered in legal opinions in connection with underwritten offerings of securities;

(ii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Offering Document) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters substantially in the form and covering the matters covered in the comfort letter delivered on the Closing Date and as are customarily covered in “comfort” letters delivered in connection with underwritten offerings of securities;

(iii) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(iv) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of the Registrable Securities (as reasonably requested by the Majority Holders) being sold and the managing underwriters, if any.

The above shall be done only in connection with any underwritten offering of Registrable Securities using such Offering Document pursuant to an underwriting or similar agreement as and to the extent required thereunder, and as reasonably requested by the Majority Holders thereto. Anything herein to the contrary notwithstanding, the Company will not be required to pay the costs and expenses of, or to participate in the marketing or “road show” presentations of, more than one underwritten offering of Registrable Securities every 3 months commencing on the Closing Date. The Company will not be required to pay the costs and expenses of, or to participate in the marketing or “road show” presentations of, an underwritten offering of Registrable Securities unless requested by the Majority Holders;

(n) if reasonably requested in connection with a disposition of Registrable Securities, make available for inspection during business hours by representatives of

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the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to an Offering Document and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested in writing by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with an Offering Document, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Holders, in each case as is customary for “due diligence” investigations; provided that, to the extent the Company, in its reasonable discretion, agrees to disclose material non-public information, such persons shall first agree in writing with the Company that any such non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall not engage in trading any securities of the Company until such material non-public information becomes properly publicly available, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to applicable securities laws in connection with the filing of any Offering Document or the use of any prospectus referred to in this Agreement upon a customary opinion of counsel for such persons delivered and reasonably satisfactory to the Company), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, or (v) such non-public information ceases to be material; provided further, that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by special counsel to the Holders;

(o) if requested in writing by any selling Holder of Registrable Securities that has provided the information required by Section 2.1(e), a reasonable time prior to filing any Offering Document , any amendment or supplement to such Offering Document (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), (i) provide copies of such document to the Holders of Registrable Securities that have provided the information required by Section 2.1(e), to the Purchaser, to special counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, (ii) make such changes in any such document prior to the filing thereof as the Purchaser, the special counsel to the Holders or the underwriter or underwriters reasonably agree should be included therein and provide to the Company in writing for inclusion therein within three business days of delivery of such copies, (iii) if requested by any selling Holder of Registrable Securities that has provided the information required by Section 2.1(e), not file any such document in a form (A) to which the Majority Holders, the Purchaser on behalf of the Holders of Registrable Securities, special counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or (B) to which the Majority Holders, the Purchaser on behalf of the Holders of Registrable Securities, special counsel to the Holders of Registrable Securities or any underwriter shall reasonably object within three business days of delivery of such copies, and (iv) make the representatives of the Company available for discussion of such document as shall be reasonably requested in writing by the Holders of Registrable Securities, the Purchaser on

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behalf of such Holders, special counsel for the Holders of Registrable Securities or any underwriter; provided, however, that the foregoing discussion shall be coordinated on behalf of the parties entitled thereto by the special counsel to the Holders;

(p) if requested by any selling Holder or the underwriters, if any, incorporate in the Offering Document, pursuant to an amendment, supplement or post-effective amendment if necessary, such information as such selling Holder or underwriter, if any, may reasonable request in writing to have included therein with respect to the name or names of such selling Holder, the number of shares of Common Stock owned by such Holder, the plan of distribution of the Registrable Securities (as required by Item 508 of Regulation S-K and any analogous provisions under Canadian Securities Laws), the number of shares of Common Stock being sold, the purchase price being paid therefor, and any other terms of the offering of the Registrable Securities to be sold in such offering;

(q) use commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which shares of the Common Stock issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(r) otherwise comply with all applicable rules and regulations of the SEC, the Canadian Securities Regulators and any other governmental agency or authority having jurisdiction over the offering and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (and any analogous provisions under Canadian Securities Laws); and

(s) cooperate and assist in any filings required to be made with FINRA or any applicable Canadian Securities Regulators or any applicable Canadian and/or U.S. securities exchange or quotation and trade reporting system and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA).

Without limiting the provisions of Section 2.1(e), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(ii), (iii), (iv), (v) and (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Offering Document until such Holder’s receipt of the copies of the supplemented or amended Offering Document contemplated by Section 3(k) hereof or written notice from the Company that the Offering Document is again effective or that the distribution is again qualified, as applicable, and no amendment or supplement is needed, and, if

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so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Offering Document covering such Registrable Securities current at the time of receipt of such notice.

If any of the Registrable Securities covered by any Offering Document are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company, acting reasonably. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless the Purchaser, each Holder, each Person who participates as an underwriter, if any (any such Person being an “Underwriter”) and each of their respective directors and officers and each Person, if any, who controls any such Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (or any analogous provisions under Canadian Securities Laws) as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Document (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act or qualified for distribution under Canadian Securities Laws, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Document (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

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(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by any indemnified party), reasonably incurred and documented in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder or Underwriter, if any, expressly for use in an Offering Document (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), (B) use of an Offering Document during a period when use of such Offering Document has been validly suspended pursuant to Section 2.3(b) hereof, provided that such Holder has received prior notice of such suspension or (C) failure of such Holder to deliver a prospectus, as then amended or supplemented, as required by applicable laws, provided that the Company shall have previously delivered to such Holder such Offering Document, as then amended or supplemented that corrected the material misstatement or omission giving rise to the loss, liability, claim, damage or expense.

(b) Each Holder, severally, but not jointly, agrees to indemnify and hold harmless the Company, the Purchaser, each Underwriter, if any, and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (or any analogous provisions under Canadian Securities Laws), against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred and documented, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Document (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Offering Document (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Offering Document.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be

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liable for the reasonable and documented fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld).

(d) Notwithstanding clause (ii) of Section 4(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders and the Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Holders and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred and documented by an indemnified party and referred to above in this

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Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act or any analogous provisions under Canadian law) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls any of the Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (or any analogous provisions under Canadian Securities Laws) shall have the same rights to contribution as the Purchaser or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (or any analogous provisions under Canadian Securities Laws) shall have the same rights to contribution as the Company. The obligations of the Company, the Purchaser and the Holders pursuant to this Section 4 shall be in addition to any liability that such party may otherwise have.

5. Miscellaneous.

5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13 of 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request for such purpose, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

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5.2 Other Canadian Exemption. The Company covenants that it shall timely file any reports and other documents required to be filed by it under the Canadian Securities Laws, and that it shall take such further action as the Majority Holders may reasonably request, all to the extent required from time to time to maintain its status as a reporting issuer or the equivalent under applicable Canadian Securities Laws and to enable the Holders to sell Registrable Securities to the public in each province and territory of Canada without the filing of a Canadian Prospectus and pursuant to an exemption from the prospectus and registration requirements under the Canadian Securities Laws.

5.3 Canadian Status of the Company. The Company hereby represents and warrants that it satisfies the eligibility criteria to use the multijurisdictional disclosure system provided for in NI – 71 –101 to distribute the Registrable Securities in Canada and covenants that it shall use its commercially reasonable effort to maintain such status for so long as this Agreement is in force. The Company hereby represents and warrants that it is qualified for the purposes of National Instrument 44-101-Short Form Prospectus Distributions and under National Instrument 44-102 – Shelf Distributions to use the short form shelf prospectus system thereunder and covenants that it shall use its reasonable best effort to maintain such status for so long as this Agreement is in force.

5.4 MJDS Prospectus. The Company covenants that it shall use its commercially reasonable effort to qualify the distribution in Canada of the Registrable Securities using an MJDS Prospectus. If, at any time, the Company does not qualify to use an MJDS Prospectus or the qualification for distribution of the Registrable Securities cannot be effected using an MJDS Prospectus as provided for in NI – 71 –101, the qualification of the distribution of the Registrable Securities in Canada shall be achieved by one or more short form shelf Canadian Prospectuses. If, at any time, the Company or the distribution of the Registrable Securities does not qualify to use a short form shelf Canadian Prospectus, the qualification of the distribution of the Registrable Securities shall, with the prior consent of the Majority Holders, be achieved by one or more short form Canadian Prospectuses or, if the Company is not qualified for such purposes, “long form” Canadian Prospectuses that otherwise qualify the distribution of the Registrable Securities for the periods contemplated hereby and, in the case of any long form prospectuses, the Company shall use its reasonable best efforts to obtain accelerated review of such Canadian Prospectuses from the Canadian Securities Regulators.

5.5 No Inconsistent Agreements. The Company has not entered into and the Company shall not, after the date of this Agreement, enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of any of the Company’s other issued and outstanding securities under any such agreements.

5.6 No Adverse Actions Affecting Registration or Qualification Rights. Subject to the rights of the Company to invoke and maintain a Suspension Period, the Company shall not, directly or indirectly, intentionally take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration or qualification for distribution undertaken pursuant to this Agreement.

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5.7 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and the Purchaser, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 5.7, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.

5.8 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company in a Questionnaire or by means of a notice given in accordance with the provisions of this Section 5.8, which address initially is the address set forth in the Purchase Agreement with respect to the Purchaser; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.8.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile; and on the next business day if timely delivered to an overnight courier.

5.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement, and such person shall be entitled to receive the benefits hereof. The Purchaser (in its capacity as Purchaser) shall have no liability or obligation to the Company with respect to any failure by a Holder, other than the Purchaser, to comply with, or breach by any Holder, other than the Purchaser of, any of the obligations of such Holder under this Agreement.

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5.10 Third Party Beneficiaries. The Purchaser (even if the Purchaser is not a Holder of Registrable Securities) shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.11 Specific Enforcement. Without limiting the remedies available to the Purchaser and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2.1 hereof may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Section 2.1 hereof.

5.12 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.13 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICT OF LAW RULES).

5.15 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.16 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(SIGNATURES ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President and Chief Financial Officer

Confirmed and accepted as

    of the date first above written:

PURCHASER

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Paul Rivett
Name:	Paul Rivett
Title:	Vice President and Chief Legal Officer

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